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                                                              Exhibit 99.906Cert

EXHIBIT 11(b)
SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Nicholas-Applegate Institutional Funds("registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 9/30/04 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 29, 2004


/s/ Horacio A. Valeiras
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Horacio A. Valeiras
Title: President and Principal Executive Officer


Dated: November 29, 2004


/s/ C. William Maher
--------------------
C. William Maher
Title: Treasurer and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.